EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES X, LTD.

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES X, L.P.
By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd. its general partner

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT SN HOLDINGS, LLC

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT SN HOLDINGS 2, LLC

By:	/s/Andrew Prodromos	Date:	6/25/24
Name:	Andrew Prodromos
Title:	Authorized Officer